Exhibit 3.43

BY-LAWS

OF

CANWEST (U.S.) INC.

(the “Corporation”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office shall be as set forth in the corporation’s certificate of incorporation.

Section 1.2. Other Offices. The corporation may also have offices at such other places both within and without Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Location of Meetings. Meetings of stockholders for any purpose may be held at such time and place, within or without Delaware, as may be fixed by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that stockholders meetings be held solely by means of remote communication as authorized by Delaware statute.

Section 2.2. Time of Annual Meeting. Annual meetings of stockholders, commencing with the year 2005 shall be held on the third Wednesday of the third month following the close of the fiscal year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting or, if such meeting shall be held by remote communication, the date, hour and means of remote communication by which stockholders and proxy holders shall be deemed to be present and in person and by which they may vote, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

Section 2.4. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in these by-laws shall require the corporation to provide electronic mail addresses or other electronic mail information as a part of such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a physical location, then the list shall also be produced and kept at the meeting location, for the duration of the meeting, and may be inspected by any stockholder who is present. If the list is maintained on a reasonably accessible electronic network in accordance with (i) above, it shall be open to the examination of any stockholder during the duration of the meeting.

Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, if any, date and hour of the meeting and, if applicable, the means of remote communication by which stockholders and proxy holders shall be deemed to be present and vote at such meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 2.7. Business Transacted at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than the announcement at the meeting, until a quorum shall be present. At such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10. One Vote Per Share. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person for each share of the capital stock having voting power held by such stockholder.

Section 2.11. Action by Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which the proceedings of minutes of meetings of stockholders are recorded. If, pursuant to this provision, corporate action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such action shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date therefor had been the date consents signed by a sufficient number of holders to take the action were delivered to the corporation as required by statute and these bylaws. Procedures for consenting to corporate action by electronic transmission shall be governed by statute.

Section 2.12. Advance Notice of Business at Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in thereof in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be delivered or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, “timely notice” shall require that such notice be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth, as to each matter the stockholder desires to be brought before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section 2.12. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.12, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.13. Notice to Stockholders Sharing an Address. Without limiting the manner by which notice may be effectively given to stockholders, to the extent permitted by Section 233 of the Delaware General Corporation Law, a notice to stockholders shall be effective if given by single written notice to stockholders sharing an address if consented to by such stockholders at that address to whom notice is given and if such consent has not been revoked as provided by law. Any stockholder who fails to object in writing to the corporation within 60 days of having been given written notice by the corporation of its intent to send a single notice to multiple stockholders sharing an address with that stockholder shall be deemed to have consented to receiving such single written notice.

ARTICLE III

DIRECTORS

Section 3.1. Number; Election; Qualifications. The number of directors that shall constitute the whole board shall be such number as shall be determined from time to time by resolution of the board of directors.

The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

Section 3.3. Management of Business. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.4. Location. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5. Initial Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 3.7. Special Meetings. Special meetings of the board may be called by the president on two days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 3.8. Quorum. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9. Telephonic Meetings. Members of the board of directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these by-laws shall constitute presence in person at such meeting.

Section 3.10. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings and copies or transcripts of the electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee; provided that such filing may be maintained in electronic form if the records of all meeting minutes are so maintained.

COMMITTEES OF DIRECTORS

Section 3.11. Authority of Committees. The board of directors may designate one or more committees, each committee to consist of one or more directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Any such committee, to the extent provided in the authorizing resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no committee shall have power or authority in reference to the following matters: (i) approving, adopting or recommending to the stockholders any action or matter expressly required by statute to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any portion of these by-laws.

Section 3.12. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 3.13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 4.1. Method of Notice. Whenever under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at the stockholder’s address as it appears on the records of the corporation, with postage thereon prepaid, or by electronic transmission, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or, in the case of electronic transmission, as provided by statute. Notice to directors may also be personally delivered, or given by telegram or facsimile.

Section 4.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof by electronic transmission or in writing, by or signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 5.1. Offices Created. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose vice-presidents or assistant vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

Section 5.2. Appointment of Other Officers. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, a secretary and a treasurer and such other officers as the board deems appropriate.

Section 5.3. Other Appointments. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 5.4. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors. Any payments made to an officer of the corporation such as salary, commission, bonus, interest or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

Section 5.5. Term. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors. The board of directors shall fill any vacancy occurring in any office of the corporation.

THE PRESIDENT

Section 5.6. General Duties. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 5.7. Authority to Execute Contracts. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 5.8. Duties of Vice-president. In the absence of the president or in the event of the president’s inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 5.9. Duties of Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 5.10. Duties of Assistant Secretaries. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 5.11. Duties of Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 5.12. Disbursement of Funds. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 5.13. Bond. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 5.14. Assistant Treasurers. The assistant treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

INDEMNIFICATION

Section 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of the corporation.

Section 6.2. Prepayment of Expenses. The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 6.3. Claims. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law and these by-laws.

Section 6.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Other Indemnification. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6. Amendment or Repeal. Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to the time of such amendment, repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

Section 7.1. Requirements. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate before such certificate is issued shall cease to hold such office or position at the time of issuance and delivery of the certificate, such certificate may be issued by the corporation and such signature shall remain valid as if such officer, transfer agent or registrar continued to hold such office or title at the date of issue.

Section 7.2. Countersignature. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.

Section 7.3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall be required and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 7.5. Record date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, more than ten days after the date upon which the board of directors adopts a resolution fixing a record date for actions by written consent nor more than sixty days prior to any other action. In no event shall the record date precede the date of adoption of the resolution fixing such record date. If no record date is fixed by the board of directors, the record date shall be fixed as provided by statute. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 7.6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered in its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the applicable provisions, if any, of the certificate of incorporation and the Delaware General Corporation Law, may be declared by the board of directors at any regular or special meeting, pursuant to and in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 8.2. Establishment of Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 8.3. Contracts. In addition to, and specifically not in limitation of, such authority as may be granted to them under the General Corporation Law of the State of Delaware, as amended from time to time, the board of directors may authorize any officer or officers or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

Section 8.4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 8.5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 8.6. Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal, Delaware” and may include the name of the corporation and the year of its organization. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The corporation may adopt for any transaction, without the specific leave of the directors, a seal which is different from its customary and usual seal; and it shall be sufficient in any document requiring the seal of the corporation if the officer executing such document on behalf of the corporation, being authorized to do so, writes or prints the word “Seal” or makes some similar mark.

ARTICLE IX

AMENDMENTS

Section 9.1. Procedure. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

TABLE A

in the First Schedule to the Companies Act, 1963

(incorporating amendments made by the Companies

(Amendment) Acts, 1977, 1982, 1983 and 1986)

PART 1

REGULATIONS FOR MANAGEMENT OF A COMPANY LIMITED BY SHARES

NOT BEING A PRIVATE COMPANY

Interpretation

1.	In these regulations:

“the Act” means the Companies Act, 1963 (No. 33 of 1963);

“the directors” means the directors for the time being of the company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called;

“the register” means the register of members to be kept as required by Section 116 of the Act;

“secretary” means any person appointed to perform the duties of the secretary of the company;

“the office” means the registered office for the time being of the company;

“the seal” means the common seal of the company.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and any other modes of representing or reproducing words in a visible form.

Unless the contrary intention appears, words or expressions contained in these regulations shall bear the same meaning as in the Act or in any statutory modification thereof in force at the date at which these regulations become binding on the company.

Share Capital and Variation of Rights

2.	Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the company may from time to time by ordinary resolution determine.

3.	If at any time the share capital is divided into different classes of shares, the rights attached to any class may, whether or not the company is being wound up, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class.

4.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not. unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

5.	Subject to the provisions of these regulations relating to new shares, the shares shall be at the disposal of the directors, and they may (subject to the provisions of the Companies Acts, 1963 to 1983) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the company and its shareholders, but so that no share shall be issued at a discount, and so that, in the case of shares offered to the public for subscription by a public limited company, the amount payable on application on each share shall not be less than one quarter of the nominal amount of the share and the whole of any premium thereon.

6.	The company may exercise the powers of paying commissions conferred by Section 59 of the Act, provided that the rate per cent and the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by that section, and the rate of the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The company may also, on any issue of shares, pay such brokerage as may be lawful.

7.	Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and the company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these regulations or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder: this shall not preclude the company from requiring the members or a transferee of shares to furnish the company with information as to the beneficial ownership of any shares when such information is reasonably required by the company.

8.	Every person whose name is entered as a member in the register shall be entitled without payment to receive within 3 months after allotment or lodgement of a transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of 12 1/2 new pence for every certificate after the first or such less sum as the directors shall from time to time determine, so, however, that in respect of a share or shares held jointly by several persons the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. Every certificate shall be under the seal or under the official seal kept by the company by virtue of Section 3 of the Companies (Amendment) Act, 1977, and shall specify the shares to which it relates and the amount paid up thereon.

9.	If a share certificate be defaced, lost or destroyed, it may be renewed on payment of 12 1/2 new pence or such less sum and on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the company of investigating evidence as the directors think fit.

10.	The company shall not give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the company or in its holding company, but this regulation shall not prohibit any transaction permitted by Section 60 of the Act.

Lien

11.	The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share but the directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company’s lien on a share shall extend to all dividends payable thereon.

12.	The company may sell, in such manner as the directors think fit, any shares on which the company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

13.	To give effect to any such sale, the directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

14.	The proceeds of the sale shall be received by the company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

15.	The directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the directors may determine.

16.	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed and may be required to be paid by instalments.

17.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

18.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 5 per cent per annum, as the directors may determine, but the directors shall be at liberty to waive payment of such interest wholly or in part.

19.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall, for the purposes of these regulations, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

20.	The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

21.	The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the company in general meeting otherwise directs) 5 per cent per annum, as may be agreed upon between the directors and the member paying such sum in advance.

Transfer of Shares

22.	The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof.

23.	Subject to such of the restrictions of these regulations as may be applicable, any member may transfer all or any of his shares by Instrument in writing in any usual or common form or any other form which the directors may approve.

24.	The directors may decline to register the transfer of a share (not being a fully paid share) to a person of whom they do not approve, and they may also decline to register the transfer of a share on which the company has a lien. The directors may also decline to register any transfer of a share which, in their opinion, may imperil or prejudicially affect the status of the company in the State or which may imperil any tax concession or rebate to which the members of the company are entitled or which may involve the company in the payment of any additional stamp or other duties on any conveyance of any property made or to be made to the company.

25.	The directors may also decline to recognise any instrument of transfer unless:-

(a)	a fee of 12 1/2 new pence or such lesser sum as the directors may from time to time require, is paid to the company in respect thereof; and

(b)	the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

(c)	the instrument of transfer is in respect of one class of share only.

26.	If the directors refuse to register a transfer they shall, within 2 months after the date on which the transfer was lodged with the company, send to the transferee notice of the refusal.

27.	The registration of transfers may be suspended at such times and for such periods, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

28.	The company shall be entitled to charge a fee not exceeding 12 1/2 new pence on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice as to stock or other instrument.

Transmission of Shares

29.	In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

30.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

31.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

32.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, so, however, that the directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Forfeiture of Shares

33.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

34.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

35.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

36.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the directors think fit.

37.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the company all moneys which, at the date of forfeiture, were payable by him to the company in respect of the shares, but his liability shall cease if and when the company shall have received payment in full of all such moneys in respect of the shares.

38.	A statutory declaration that the declarant is a director or the secretary of the company, and that a share in the company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any. nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

39.	The provisions of these regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Conversion of Shares into Stock

40.	The company may by ordinary resolution convert any paid up shares into stock, and reconvert any stock into paid up shares of any denomination.

41.	The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each share from which the stock arose.

42.	The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages in relation to dividends, voting at meetings of the company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the company and in the assets on winding up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred that right, privilege or advantage.

43.	Such of the regulations of the company as are applicable to paid up shares shall apply to stock, and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.

Alteration of Capital

44.	The company may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

45.	The company may by ordinary resolution:-

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

46.	The company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

General Meetings

47.	All general meetings of the company shall be held in the State.

48.

(1)	Subject to paragraph (2) of this regulation, the company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the company and that of the next.

(2)	So long as the company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the year following. Subject to regulation 47, the annual general meeting shall be held at such time and place as the directors shall appoint.

49.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

50.	The directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default, may be convened by such requisitionists, as provided by section 132 of the Act. If at any time there are not within the State sufficient directors capable of acting to form a quorum, any director or any 2 members of the company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the directors.

Notice of General Meetings

51.	Subject to sections 133 and 141 of the Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting, and in the case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned, to such persons as are, under the regulations of the company, entitled to receive such notices from the company.

52.	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

Proceedings at General Meetings

53.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the directors and auditors, the election of directors in the place of those retiring, the reappointment of the retiring auditors and the fixing of the remuneration of the auditors.

54.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, three members present in person shall be a quorum.

55.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the members present shall be a quorum.

56.	The chairman, if any, of the board of directors shall preside as chairman at every general meeting of the company, or if there is no such chairman, or if he is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act, the directors present shall elect one of their number to be chairman of the meeting.

57.	If at any meeting no director is willing to act as chairman or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.

58.	The chairman may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(a)	by the chairman; or

(b)	by at least three members present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)	by a member or members holding shares in the company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

60.	Except as provided in regulation 62, if a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

61.	Where there is an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

62.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that on which a poll is demanded may be proceeded with pending the taking of the poll.

Votes of Members

63.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for each share of which he is the holder.

64.	Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register.

65.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

66.	No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the company have been paid.

67.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

68.	Votes may be given either personally or by proxy.

69.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a body corporate, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the company.

70.

The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the office or at such other place within the State as is specified for that purpose in the notice convening the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 48 hours before the time appointed for the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid.

71.	An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances permit:-

                                                                                                                                                                    Limited.

I/We of                                               in the County of                                  being a member/members of the above named company hereby appoint                                                   of                                                       or failing him,                                  of                                                       as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the company to be held on the          day of                     , 19     and at any adjournment thereof.

Signed this          day of                 , 19

This form is to be used * in favour of the resolution.

against

Unless otherwise instructed the proxy will vote as he thinks fit.

“Strike out whichever is not desired.”

72.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

73.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the company at the office before the commencement of the meeting or adjourned meeting at which the proxy is used.

Bodies Corporate Acting by Representatives at Meetings

74.	Any body corporate which is a member of the company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the company or of any class of members of the company, and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the company.

Directors

75.	The number of the directors and the names of the first directors shall be determined in writing by the subscribers of the memorandum of association or a majority of them.

76.	The remuneration of the directors shall from time to time be determined by the company in general meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the company or in connection with the business of the company.

77.	The shareholding qualification for directors may be fixed by the company in general meeting and unless an until so fixed, no qualification shall be required.

78.	A director of the company may be or become a director or other officer of, or otherwise interested in, any company promoted by the company or in which the company may be interested as shareholder or otherwise, and no such director shall be accountable to the company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the company otherwise directs.

Borrowing Powers

79.	The directors may exercise all the powers of the company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and subject to Section 20 of the Companies (Amendment) Act, 1983 to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the company or of any third party, so, however, that the amount for the time being remaining undischarged of moneys borrowed or secured by the directors as aforesaid (apart from temporary loans obtained from the company’s bankers in the ordinary course of business) shall not at any time, without the previous sanction of the company in general meeting, exceed the nominal amount of the share capital of the company for the time being issued, but nevertheless no lender or other person dealing with the company shall be concerned to see or inquire whether this limit is observed. No debt incurred or security given in excess of such limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded.

Powers and Duties of Directors

80.	The business of the company shall be managed by the directors, who may pay all expenses incurred in promoting and registering the company and may exercise all such powers of the company as are not, by the Companies Acts, 1963 to 1983 or by these regulations, required to be exercised by the company in general meeting, subject, nevertheless, to any of these regulations, to the provisions of the Companies Acts, 1963 to 1983 and to such directions, being not inconsistent with the aforesaid regulations or provisions, as may be given by the company in general meeting; but no direction given by the company in general meeting shall invalidate any prior act of the directors which would have been valid if that direction had not been given.

81.	The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these regulations) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

82.	The company may exercise the powers conferred by Section 41 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the directors.

83.	A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the company shall declare the nature of his interest at a meeting of the directors in accordance with Section 194 of the Act.

84.	A director shall not vote in respect of any contract or arrangement in which he is so interested, and if he shall so vote, his vote shall not be counted, nor shall he be counted in the quorum present at the meeting but neither of these prohibitions shall apply to:-

(a)	any arrangement for giving any director any security or indemnity in respect of money lent by him to or obligations undertaken by him for the benefit of the company; or

(b)	any arrangement for the giving by the company of any security to a third party in respect of a debt or obligation of the company for which the director himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the deposit of a security; or

(c)	any contract by a director to subscribe for or underwrite shares or debentures of the company; or

(d)	any contract or arrangement with any other company in which he is interested only as an officer of such other company or as a holder of shares or other securities in such other company;

and these prohibitions may at any time be suspended or relaxed to any extent and either generally or in respect of any particular contract, arrangement or transaction by the company in general meeting.

85.	A director may hold any other office or place of profit under the company (other than the office of auditor) in conjunction with his Office of director for such period and on such terms as to remuneration and otherwise as the directors may determine, and no director or intending director shall be disqualified by his office from contracting with the company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the company in which any director is in any way interested, be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the company for any profit realised by any such contract or arrangement by reason of such director holding that office or of the fiduciary relation thereby established.

86.	A director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other director is appointed to hold any such office or place of profit under the company or whereat the terms of any such appointment are arranged, and he may vote on any such appointment or arrangement other than his own appointment or the arrangement of the terms thereof.

87.	Any director may act by himself or his firm in a professional capacity for the company, and he or his firm shall be entitled to remuneration for professional services as if he were not a director; but nothing herein contained shall authorise a director or his firm to act as auditor to the company.

88.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the directors shall from time to time by resolution determine.

89.	The directors shall cause minutes to be made in books provided for the purpose:-

(a)	of all appointments of officers made by the directors;

(b)	of the names of directors present at each meeting of the directors and of any committee of the directors;

(c)	of all resolutions and proceedings at all meetings of the company and of the directors and of committees of directors.

90.	The directors on behalf of the company may pay a gratuity or pension or allowance on retirement to any director who has held any other salaried office or place of profit with the company or to his widow or dependants, and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

Disqualification of Directors

91.	The office of director shall be vacated if the director:-

(a)	ceases to be a director by virtue of Section 180 of the Act; or

(b)	is adjudged bankrupt in the State or in Northern Ireland or Great Britain or makes any arrangement or composition with his creditors generally; or

(c)	becomes prohibited from being a director by reason of any order made under Section 184 of the Act; or

(d)	becomes of unsound mind; or

(e)	resigns his office by notice in writing to the company; or

(f)	is convicted of an indictable offence unless the directors otherwise determine; or

(g)	is for more than 6 months absent without permission of the directors from meetings of the directors held during that period.

Rotation of Directors

92.	At the first annual general meeting of the company all the directors shall retire from office, and at the annual general meeting in every subsequent year, one-third of the directors for the time being, or, if their number is not three or a multiple of three, then the number nearest one-third shall retire from office.

93.	The directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

94.	A retiring director shall be eligible for re-election.

95.	The company, at the meeting at which a director retires in manner aforesaid, may fill the vacated office by electing a person thereto, and in default the retiring director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such director has been put to the meeting and lost.

96.	No person other than a director retiring at the meeting shall, unless recommended by the directors, be eligible for election to the office of director at any general meeting unless not less than 3 nor more than 21 days before the day appointed for the meeting there shall have been left at the office notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notice is given, of his intention to propose such person for election and also notice in writing signed by that person of his willingness to be elected.

97.	The company may from time to time by ordinary resolution increase or reduce the number of directors and may also determine in what rotation the increased or reduced number is to go out of office.

98.	The directors shall have power at any time and from time to time to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors shall not at any time exceed the number fixed in accordance with these regulations. Any director so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election but shall not be taken into account in determining the directors who are to retire by rotation at such meeting.

99.	The company may, by ordinary resolution, of which extended notice has been given in accordance with Section 142 of the Act, remove any director before the expiration of his period of office notwithstanding anything in these regulations or in any agreement between the company and such director. Such removal shall be without prejudice to any claim such director may have for damages for breach of any contract of service between him and the company.

100.	The company may, by ordinary resolution, appoint another person in place of a director removed from office under Regulation 99 and without prejudice to the powers of the directors under Regulation 98 the company in general meeting may appoint any person to be a director either to fill a casual vacancy or as an additional director. A person appointed in place of a director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

Proceedings of Directors

101.	The directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. Where there is an equality of vote’s, the chairman shall have a second or casting vote. A director may, and the secretary on the requisition of a director shall, at any time summon a meeting of the directors. If the directors so resolve, it shall not be necessary to give notice of a meeting of directors to any director who, being resident in the State, is for the time being absent from the State.

102.	The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed shall be two.

103.	The continuing directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the company as the necessary quorum of directors, the continuing directors or director may act for the purpose of increasing the number of directors to that number or of summoning a general meeting of the company but for no other purpose.

104.	The directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected, or, if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the directors present may choose one of their number to be chairman of the meeting.

105.	The directors may delegate any of their powers to committees consisting of such member or members of the board as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the directors.

106.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within 5 minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

107.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and where there is an equality of votes, the chairman shall have a second or casting vote.

108.	All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

109.	A resolution in writing signed by all the directors for the time being entitled to receive notice of a meeting of the directors shall be as valid as if it had been passed at a meeting of the directors duly convened and held.

Managing Director

110.	The directors may from time to time appoint one or more of themselves to the office of managing director for such period and on such terms as to remuneration and otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A director so appointed shall not, whilst holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors but (without prejudice to any claim he may have for damages for breach of any contract of service between him and the company) his appointment shall be automatically determined if he ceases from any cause to be a director.

111.	A managing director shall receive such remuneration whether by way of salary, commission or participation in the profits, or partly in one way and partly in another, as the directors may determine.

112.	The directors may entrust to and confer upon a managing director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

Secretary

113.	Subject to Section 3 of the Companies (Amendment) Act, 1982 the Secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit, and any secretary so appointed may be removed by them.

114.	A provision of the Act or these regulations requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the secretary.

The Seal

115.	The seal shall be used only by the authority of the directors or of a committee of directors authorised by the directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a director and shall be countersigned by the secretary or by a second director or by some other person appointed by the directors for that purpose.

Dividends and Reserve

116.	The company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the directors.

117.	The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

118.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the Companies (Amendment) Act, 1983 which apply to the company.

119.	The directors may, before recommending any dividend, set aside out of the profits of the company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments as the directors may lawfully determine. The directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

120.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this regulation as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

121.	The directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the company on account of calls or otherwise in relation to the shares of the company.

122.	Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the directors.

123.	Any dividend, interest or other moneys payable in cash in respect of any shares may be paid by cheque or warrant send through the post directed to the registered address of that one of the joint holders who is first named on the register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the shares held by them as joint holders.

124.	No dividend shall bear interest against the company.

Accounts

125.	The directors shall cause proper books of account to be kept relating to:-

(a)	all sums of money received and expended by the company and the matters in respect of which the receipt and expenditure takes place; and

(b)	all sales and purchases of goods by the company: and

(c)	the assets and liabilities of the company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the company’s affairs and to explain its transactions.

126.	The books of account shall be kept at the office or, subject to Section 147 of the Act, at such other place as the directors think fit, and shall at all reasonable times be open to the inspection of the directors.

127.	The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members, not being directors, and no member (not being a director) shall have any right of inspecting any account or book or document of the company except as conferred by statute or authorised by the directors or by the company in general meeting.

128.	The directors shall from time to time, in accordance with Sections 148,150,157 and 158 of the Act cause to be prepared and to be laid before the annual general meeting of the company such profit and loss accounts, balance sheets, group accounts and reports as are required by those sections to be prepared and laid before the annual general meeting of the company.

129.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the company together with a copy of the directors’ report and auditors’ report shall, not less than 21 days before the date of the annual general meeting be sent to every person entitled under the provisions of the Act to receive them.

Capitalisation of Profits

130.	The company in general meeting may upon the recommendation of the directors resolve that any sum for the time being standing to the credit of any of the company’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive the same if the same had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively or in paying up in full unissued shares or debentures of the company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such holders in the proportions aforesaid) or partly in one way and partly in another, so however, that the only purpose for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by Sections 62 and 64 of the Act.

130A.

The company in general meeting may on the recommendation of the directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unused shares to be allotted as fully paid bonus shares to those members of the company who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions), and the directors shall give effect to such resolution.

131.	Whenever a resolution is passed in pursuance of regulation 130 or 130A, the directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such members.

Audit

132.	Auditors shall be appointed and their duties regulated in accordance with Sections 160 to 163 of the Act.

Notices

133.	A notice may be given by the company to any member either personally or by sending it by post to him to his registered address. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of the notice of a meeting at the expiration of 24 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post.

134.	A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register in respect of the share.

135.	A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or Official Assignee in bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

136.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:-

(a)	every member; and

(b)	every person upon whom the ownership of a share devolves by reason of his being a personal representative or the Official Assignee in bankruptcy of a member, where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	the auditor for the time being of the company.

No other person shall be entitled to receive notices of general meetings.

Winding Up

137.	If the company is wound up, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Act, divide among the members in specie or kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

Indemnity

138.	Every director, managing director, agent, auditor, secretary and other officer for the time being of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 391 of the Act in which relief is granted to him by the Court.

PART II

REGULATIONS FOR MANAGEMENT OF A PRIVATE COMPANY LIMITED BY SHARES

139.	The regulations contained in Part I of Table A (with the exception of regulations 8, 24, 51, 54, 84 and 86) shall apply.

140.	The company is a private company and accordingly:-

(a)	the right to transfer shares is restricted in the manner hereinafter prescribed;

(b)	the number of members of the company (exclusive of persons who are in the employment of the company and of persons who, having been formerly in the employment of the company, were while in such employment, and have continued after the determination of such employment to be, members of the company) is limited to fifty, so, however, that where two or more persons hold one or more shares in the company jointly, they shall, for the purpose of this regulation, be treated as a single member;

(c)	any invitation to the public to subscribe for any shares or debentures of the company is prohibited;

(d)	the company shall not have power to issue share warrants to bearer.

141.	The directors may, in their absolute discretion, and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share.

142.	Subject to Sections 133 and 141 of the Act, an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least and a meeting of the company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by 7 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the day, the place and the hour of the meeting and, in the case of special business, the general nature of that business and shall be given in manner authorised by these regulations to such persons as are under the regulations of the company entitled to receive such notices from the company.

143.	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, two members present in person or by proxy shall be a quorum.

144.	Subject to Section 141 of the Act, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the company duly convened and held, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the Act.

145.	A director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting.

146.	The directors may exercise the voting powers conferred by the shares of any other company held or owned by the company in such manner in all respects as they think fit and in particular they may exercise the voting powers in favour of any resolution appointing the directors or any of them as directors or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company. Any director of the company may vote in favour of the exercise of such voting rights, notwithstanding that he may be or may be about to become a director or officer of such other company, and as such or in any other manner is or may be interested in the exercise of such voting rights in manner aforesaid.

147.	Any director may from time to time appoint any person who is approved by the majority of the directors to be an alternate or substitute director. The appointee, while he holds office as an alternate director, shall be entitled to notice of meetings of the directors and to attend and vote thereat as a director and shall not be entitled to be remunerated otherwise than out of the remuneration of the director appointing him. Any appointment under this regulation shall be effected by notice in writing given by the appointer to the secretary. Any appointment so made may be revoked at any time by the appointer or by a majority of the other directors or by the company in general meeting. Revocation by an appointer shall be effected by notice in writing given by the appointer to the secretary.

148.	Every person whose name is entered as a member in the register shall be entitled without payment to receive within 2 months after allotment or lodgement of a transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of 12 1/2 new pence for every certificate after the first or such less sum as the directors shall from time to time determine, so, however, that in respect of a share or shares held jointly by several persons the company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders. Every certificate shall be under the seal and shall specify the shares to which it relates and the amount paid up thereon.

NOTE: Regulations 3, 4, 5 and 10 of this Part are alternative to regulations 24, 51, 54 and 8 respectively of Part I. Regulations 7 and 8 of this Part are alternative to regulations 84 and 86 of Part I.